                                                          EXHIBIT (99)

                               AGREEMENT AND PLAN OF MERGER



                                 dated as of June 18, 1995


                                       by and among


                              FIRST FIDELITY BANCORPORATION,

                                  FIRST UNION CORPORATION

                                            and

                                         PKC, INC.


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                                     TABLE OF CONTENTS


                                                                       Page

               I.   THE MERGER; EFFECTS OF THE MERGER  . . . . . . . .    3

                    1.01.     The Merger . . . . . . . . . . . . . . .    3
                    1.02.     Effective Date and Effective Time  . . .    3
                    1.03.     Deposit Agreement  . . . . . . . . . . .    4
                    1.04.     Amendment of FUNC Articles . . . . . . .    4

               II.  CONSIDERATION  . . . . . . . . . . . . . . . . . .    4

                    2.01.     Merger Consideration . . . . . . . . . .    4
                    2.02.     Stockholder Rights; Stock Transfers  . .    6
                    2.03.     Fractional Shares  . . . . . . . . . . .    6
                    2.04.     Exchange Procedures  . . . . . . . . . .    6
                    2.05.     Dissenting Stockholders  . . . . . . . .    8
                    2.06.     Anti-Dilution Provisions . . . . . . . .    8
                    2.07.     Treasury Shares  . . . . . . . . . . . .    8

               III. ACTIONS PENDING MERGER . . . . . . . . . . . . . .    9

                    3.01.     Ordinary Course  . . . . . . . . . . . .    9
                    3.02.     Capital Stock  . . . . . . . . . . . . .   10
                    3.03.     Dividends, Etc.  . . . . . . . . . . . .   10
                    3.04.     Compensation; Employment Agreements;
                                Etc. . . . . . . . . . . . . . . . . .   10
                    3.05.     Benefit Plans  . . . . . . . . . . . . .   11
                    3.06.     Acquisitions and Dispositions  . . . . .   11
                    3.07.     Amendments . . . . . . . . . . . . . . .   12
                    3.08.     Accounting Methods . . . . . . . . . . .   12
                    3.09.     Adverse Actions  . . . . . . . . . . . .   12
                    3.10.     Agreements . . . . . . . . . . . . . . .   12


               IV.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . .   13

                    4.01.     Disclosure Letters . . . . . . . . . . .   13
                    4.02.     Standard . . . . . . . . . . . . . . . .   13
                    4.03.     Representations and Warranties . . . . .   13

               V.   COVENANTS  . . . . . . . . . . . . . . . . . . . .   26

                    5.01.     Reasonable Best Efforts  . . . . . . . .   27
                    5.02.     Stockholder Approvals  . . . . . . . . .   27
                    5.03.     Registration Statement . . . . . . . . .   27
                    5.04.     Press Releases . . . . . . . . . . . . .   28
                    5.05.     Access; Information  . . . . . . . . . .   28
                    5.06.     Acquisition Proposals  . . . . . . . . .   29
                    5.07.     Affiliate Agreements . . . . . . . . . .   29
                    5.08.     Certain Modifications; Restructuring
                                Charges  . . . . . . . . . . . . . . .   30


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                                                                       Page

                    5.09.     Takeover Laws  . . . . . . . . . . . . .   30
                    5.10.     No Rights Triggered  . . . . . . . . . .   31
                    5.11.     Shares Listed  . . . . . . . . . . . . .   31
                    5.12.     Regulatory Applications  . . . . . . . .   31
                    5.13.     Indemnification  . . . . . . . . . . . .   32
                    5.14.     Benefit Plans  . . . . . . . . . . . . .   33
                    5.15.     Accountants' Letters . . . . . . . . . .   34
                    5.16.     Registration Rights  . . . . . . . . . .   34
                    5.17.     Certain Director and Officer Positions .   35
                    5.18.     Notification of Certain Matters  . . . .   36

               VI.  CONDITIONS TO CONSUMMATION OF THE MERGER . . . . .   36

                    6.01.     Shareholder Vote . . . . . . . . . . . .   36
                    6.02.     Regulatory Approvals . . . . . . . . . .   36
                    6.03.     Third Party Consents . . . . . . . . . .   36
                    6.04.     No Injunction, Etc . . . . . . . . . . .   36
                    6.05.     Pooling Letters  . . . . . . . . . . . .   36
                    6.06.     Representations, Warranties and
                                Covenants of FUNC  . . . . . . . . . .   36
                    6.07.     Representations, Warranties and
                                Covenants of FFB . . . . . . . . . . .   37
                    6.08.     Effective Registration Statement . . . .   37
                    6.09.     Blue-Sky Permits . . . . . . . . . . . .   37
                    6.10.     Tax Opinion  . . . . . . . . . . . . . .   37
                    6.11.     Articles of Amendment  . . . . . . . . .   38
                    6.12.     NYSE Listing . . . . . . . . . . . . . .   38
                    6.13.     Rights Agreements. . . . . . . . . . . .   38

               VII. TERMINATION  . . . . . . . . . . . . . . . . . . .   38

                    7.01.     Termination. . . . . . . . . . . . . . .   38
                    7.02.     Effect of Termination and Abandonment  .   42

               VIII. OTHER MATTERS . . . . . . . . . . . . . . . . . .   42

                    8.01.     Survival . . . . . . . . . . . . . . . .   42
                    8.02.     Waiver; Amendment  . . . . . . . . . . .   42
                    8.03.     Counterparts . . . . . . . . . . . . . .   43
                    8.04.     Governing Law  . . . . . . . . . . . . .   43
                    8.05.     Expenses . . . . . . . . . . . . . . . .   43
                    8.06.     Confidentiality  . . . . . . . . . . . .   43
                    8.07.     Notices  . . . . . . . . . . . . . . . .   43
                    8.08.     Definitions  . . . . . . . . . . . . . .   44
                    8.09.     Entire Understanding; No Third Party
                                Beneficiaries  . . . . . . . . . . . .   45
                    8.10.     Headings . . . . . . . . . . . . . . . .   45

                                     LIST OF EXHIBITS



               EXHIBIT                       DESCRIPTION


                  A                FORM OF FFB STOCK OPTION AGREEMENT

                  B                FORM OF VOTING AND SUPPORT AGREEMENT

                  C                FORM OF FUNC STOCK OPTION AGREEMENT

                  D                FORM OF THIRD SUPPLEMENT TO FFB RIGHTS
                                   PLAN

                  E                FORM OF THIRD AMENDMENT TO FUNC RIGHTS
                                   PLAN

                  F                FORM OF FFB AFFILIATE LETTER

                  G                FORM OF FUNC AFFILIATE LETTER

                  H                REGISTRATION RIGHTS

                    AGREEMENT AND PLAN OF MERGER, dated as of the 18th day
               of June, 1995 (this "Plan"), by and among First Fidelity Bancorporation ("FFB"), First Union Corporation ("FUNC") and PKC, Inc. ("Merger Sub").

                                         RECITALS:

                    (A) FFB. FFB is a corporation duly organized and existing in good standing under the laws of the State of New Jersey, with its principal executive offices located in Philadelphia, Pennsylvania and Newark, New Jersey. As of the date hereof, FFB has 150,000,000 authorized shares of common stock, each of $1.00 par value ("FFB Common Stock"), and 10,000,000 authorized shares of preferred stock, each of $1.00 par value ("FFB Preferred Stock"; and, together with the FFB Common Stock, "FFB Stock"), being composed of 4,892,837 authorized shares of Series B Convertible Preferred Stock ("FFB Series B Preferred Stock"), 350,000 authorized shares of Series D Adjustable Rate Cumulative Preferred Stock ("FFB Series D Preferred Stock"), 1,500,000 authorized shares of Series E Junior Participating Preferred Stock ("FFB Series E Preferred Stock") and 75,000 authorized shares of Series F 10.64% Preferred Stock ("FFB Series F Preferred Stock") (no other class or series of capital stock being authorized), of which 78,824,512 shares of FFB Common Stock, 4,662,248 shares of FFB Series B Preferred Stock, 350,000 shares of FFB Series D Preferred Stock, no shares of FFB Series E Preferred Stock and 75,000 shares of FFB
               Series F Preferred Stock (represented by depositary shares, each representing a one one-fortieth interest in a share of FFB Series F Preferred Stock ("FFB Depositary Shares")) were issued and outstanding as of May 31, 1995.

                    (B) FUNC. FUNC is a corporation duly organized and existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. As of the date hereof, FUNC has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value ("FUNC Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("FUNC Class A Preferred Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("FUNC No-Par Preferred Stock"; and, together with the FUNC Class A Preferred Stock, "FUNC Preferred Stock"; and, together with the FUNC Common Stock and FUNC Class A Preferred Stock, "FUNC Stock") (no other class or series of capital stock being authorized), of which 171,065,333 shares of FUNC Common Stock and no shares of FUNC Preferred Stock were issued and outstanding as of May 31, 1995.

                    (C) Merger Sub. Merger Sub is a corporation duly organized and existing in good standing under the laws of the State of New Jersey. As of the date hereof, Merger Sub has 2,500 authorized shares of common stock, without par value ("Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding (no other class of capital stock being authorized).

                    (D) Stock Option Agreements; Voting and Support Agreement. As a condition and inducement to FUNC's willingness to enter into this Plan, following execution and delivery of this Plan, (i) FFB is entering into a Stock Option Agreement with FUNC (the "FFB Stock Option Agreement") in substantially the form attached hereto as Exhibit A, pursuant to which FFB shall grant to FUNC an option to purchase, under certain circumstances, shares of FFB Common Stock, and (ii) Banco Santander, S.A. (together with certain of its affiliates, the "Investor") is entering into an agreement with FFB and FUNC (the "Voting and Support Agreement") in the form attached hereto as Exhibit B, pursuant to which the Investor, among other things, has agreed to vote its shares of FFB Stock in favor of the transactions contemplated hereby. As a condition and inducement to FFB's willingness to enter into this Plan, following execution and delivery of this Plan, FUNC is entering into a Stock Option Agreement with FFB (the "FUNC Stock Option Agreement"; and, together with the FFB Stock Option Agreement, the "Stock Option Agreements") in substantially the form attached hereto as Exhibit C, pursuant to which FUNC shall grant to FFB an option to purchase, under certain circumstances, shares of FUNC Common Stock.

                    (E) Intention of the Parties. It is the intention of the parties to this Plan that the Merger (as defined in Section 1.01) shall (i) be accounted for as a "pooling of interests" under generally accepted accounting principles and (ii) qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                    (F) Approvals. The Board of Directors of each of FFB and FUNC (i) has determined that this Plan and the transactions contemplated hereby are in the best interests of FFB and FUNC, respectively, and in the best interests of their respective stockholders, (ii) has determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Plan. The Board of Directors of Merger Sub and FUNC, as the sole stockholder of Merger Sub, have approved this Plan.

                    NOW, THEREFORE, in consideration of their mutual
               promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


               I.   THE MERGER; EFFECTS OF THE MERGER

                    1.01. The Merger. At the Effective Time (as defined in Section 1.02):

                              (A)  The Continuing Corporation.  FFB shall
                    merge with and into Merger Sub (the "Merger"), the separate existence of FFB shall cease and Merger Sub shall survive and continue to exist as a New Jersey corporation (Merger Sub sometimes being referred to herein as the "Continuing Corporation" after the Effective Time).

                              (B)  Effect of the Merger.  Subject to the
                    satisfaction or waiver of the conditions set forth in
                    Article VI in accordance with the terms of this Plan, the Merger shall become effective upon the filing in the office of the Secretary of State of New Jersey of a certificate of merger (the "Certificate of Merger"), or such later date and time as may be set forth in the Certificate of Merger, in accordance with
                    Section 14A:10-4.1 of the New Jersey Business Corporation Act (the "NJBCA"). The Merger shall have the effects prescribed in Section 14A:10-6 of the NJBCA.

                              (C)  Certificate of Incorporation and By-
                    laws. The certificate of incorporation and by-laws of the Continuing Corporation shall be those of Merger Sub, as in effect immediately prior to the Effective Time.

                    1.02. Effective Date and Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (1) the third business day to occur after the last of the conditions set forth in Sections 6.01, 6.02,
               6.03 and 6.12 have been satisfied or waived in accordance with the terms of this Plan or (2) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

                    1.03. Deposit Agreement. Unless FUNC shall have entered into a new deposit agreement with respect to the New FUNC Depositary Shares (as defined below ) at the Effective Time, FUNC shall assume the obligations of FFB under the Deposit Agreement, dated as of June 28, 1991 (the "Deposit Agreement"), between FFB and First Fidelity Bank, N.A., as Depositary (the "Depositary"), and shall execute an instrument confirming such assumption in form and substance mutually acceptable to FUNC and FFB. The Continuing Corporation shall instruct the Depositary to treat the shares of New FUNC Series 3 Preferred Stock (as defined in
               Section 2.01(F)) received by the Depositary in exchange for and upon conversion of the shares of FFB Series F Preferred Stock as new deposited securities under the Deposit Agreement. In accordance with clause (ii) of the first sentence of Section 4.06 of the Deposit Agreement, the Receipts (as defined in the Deposit Agreement) then outstanding shall thereafter represent the shares of New FUNC Series 3 Preferred Stock so received upon conversion and exchange for the shares of FFB Series F Preferred Stock; and, in accordance with the second sentence of such
               Section 4.06, the Continuing Corporation shall, at the request of FUNC, request that the Depositary call for the surrender of all outstanding Receipts to be exchanged for new Receipts ("New FUNC Depositary Shares") specifically describing the New FUNC Series 3 Preferred Stock.

                    1.04. Amendment of FUNC Articles. At the Effective Time, the articles of incorporation of FUNC shall be amended to fix the preferences, limitations and relative rights of the series of FUNC Class A Preferred Stock the shares of which are to be issued in the Merger pursuant to Article II. On or prior to the Effective Date, FUNC shall deliver to the Secretary of State of North Carolina for filing, pursuant to
               Section 55-10-06 of the Business Corporation Act of North Carolina (the "NCBCA"), articles of amendment, in form mutually acceptable to FUNC and FFB, giving effect to the foregoing and containing any other provisions with respect to the aforementioned series of FUNC Class A Preferred Stock necessary to permit consummation of the Merger in accordance with the terms of this Plan (the "Articles of Amendment").


               II.  CONSIDERATION

                    2.01. Merger Consideration. Subject to the provi-sions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

                              (A)  Outstanding FUNC Common Stock and
                    Preferred Stock. Each share of FUNC Common Stock (and each attached right (a "FUNC Right") issued pursuant to the Shareholder Protection Rights Agreement, dated December 18, 1990 (as amended, the "FUNC Rights Agreement"), between FUNC and First Union National Bank of North Carolina, as Rights Agent) issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

                              (B)  Outstanding Merger Sub Common Stock.
                    Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

                              (C)  Outstanding FFB Common Stock.  Each
                    share (excluding shares held by FFB or any of its subsidiaries (as defined in Section 8.08) or by FUNC or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Treasury Shares")) of FFB Common Stock (including each attached right (a "FFB Right") issued pursuant to the Rights Agreement, dated as of August 17, 1989 (as amended, the "FFB Rights Agree-ment"), between FFB and First Fidelity Bank, N.A., as Rights Agent) issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive 1.35 shares (subject to possible adjustment as set forth in Sections 2.06 and 7.01(E), the "Exchange Ratio") of FUNC Common Stock (with the appropriate number of FUNC Rights, which shall be attached thereto or represented by Rights Certificates in accordance with the FUNC Rights Agreement).

                              (D)  Outstanding FFB Series B Preferred
                    Stock. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of FFB Series B Preferred Stock, then each such share (excluding any Treasury Shares) of FFB Series B Preferred Stock shall become and be converted into the right to receive one share of a newly created series of FUNC Class A Preferred Stock ("New FUNC Series 1 Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the FFB Series B Preferred Stock (but containing a mutually agreed upon provision limiting FUNC's creation or issuance of shares of FUNC Preferred Stock to 10,000,000 shares in the aggregate after the Effective

                    Time for so long as any shares of New FUNC Series 1 Preferred Stock shall be outstanding).

                              (E)  Outstanding FFB Series D Preferred
                    Stock. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of FFB Series D Preferred Stock, then each such share (excluding any Treasury Shares) of FFB Series D Preferred Stock shall become and be converted into the right to receive one share of a newly created series of FUNC Class A Preferred Stock ("New FUNC Series 2 Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the FFB Series D Preferred Stock.

                              (F)  Outstanding FFB Series F Preferred
                    Stock. If, immediately prior to the Effective Time, there shall be issued and outstanding any shares of FFB Series F Preferred Stock, then each such share (excluding any Treasury Shares and any shares the recordholder of which properly exercises dissenters' rights of appraisal to the extent available) of FFB Series F Preferred Stock shall become and be converted into the right to receive one share of a newly created series of FUNC Class A Preferred Stock ("New FUNC Series 3 Preferred Stock"; and, together with the New FUNC Series 1 Preferred Stock and New FUNC Series 2 Preferred Stock, "New FUNC Preferred Stock") having terms (to be set forth in the Articles of Amendment) substantially identical to those of the FFB Series F Preferred Stock.

                    2.02. Stockholder Rights; Stock Transfers. At the Effective Time, holders of FFB Common Stock and FFB Preferred Stock shall cease to be, and shall have no rights as, stockholders of FFB, other than to receive the consid-eration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of FFB or the Continuing Corporation of shares of FFB Stock.

                    2.03. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of FUNC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, FUNC shall pay to each holder of FFB Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last sale prices of FUNC Common Stock, as reported by the New York Stock Exchange (the "NYSE") Composite Transactions reporting system (as reported in The Wall

               Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

                    2.04. Exchange Procedures. (1) As promptly as practicable after the Effective Date, FUNC shall send or cause to be sent to each former holder of shares (other than Treasury Shares) of FFB Stock of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates formerly representing FFB Stock ("Old Certificates") for the consideration set forth in this Article II. The certifi-cates representing the shares of FUNC Stock ("New Certificates") into which shares of such stockholder's FFB Stock are converted on the Effective Date and any check in respect of fractional share interests or dividends or distributions which such person shall be entitled to receive will be delivered to such stockholder only upon delivery to First Union National Bank of North Carolina, as Exchange Agent (the "Exchange Agent") of Old Certificates representing all of such shares of FFB Stock (or indemnity satisfactory to FUNC and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or dividends or distributions which any such person shall be entitled to receive pursuant to this Article II upon such delivery. Old Certificates surrendered for exchange by any Affiliate (as defined in Section 5.07) of FFB shall not be exchanged for New Certificates until FUNC has received a written agreement from such person as specified in Section 5.07.

                         (2) Notwithstanding the foregoing, neither the
               Exchange Agent nor the Depositary nor any party hereto shall be liable to any former holder of FFB Stock or FFB Depositary Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                         (3) Notwithstanding any other provisions of this
               Plan, no dividends or other distributions with a record date following the 30th day to occur after the Effective Time shall be paid to any person holding Old Certificates representing FFB Common Stock until such Old Certificates have been surrendered for exchange for New Certificates. Subject to the effect of applicable laws, (i) until such 30th day, there shall be paid to each former holder of shares of FFB Common Stock, the amount of dividends or other distributions with a record date after the Effective Time but on or before such 30th day payable with respect to the shares of FUNC Common Stock into which such FFB Common Stock has been converted pursuant to Section 2.01 and
               (ii) following surrender of any such Old Certificates, there shall be paid to the holder of the New Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after such 30th day theretofore payable with respect to the shares represented thereby.

                    2.05. Dissenting Stockholders. (1) In accordance with Section 14A:11-1(1)(a) of the NJBCA, except as set forth in Section 2.05(2), no dissenters' rights of appraisal are available to any holder of shares of FFB Stock, or to any holder of FFB Depositary Shares. To the extent necessary to avoid the existence of any such rights, FFB hereby agrees to use its reasonable best efforts to continue the listing on the NYSE or another national securities exchange of the shares of FFB Stock (other than the FFB Series F Preferred Stock), and the FFB Depositary Shares.

                         (2) If any record holder of shares of FFB Series F
               Preferred Stock shall be entitled to be paid the "fair value" of such shares ("Dissenter's Shares"), as provided in Chapter 14A:11 of the NJBCA, FFB shall give FUNC notice thereof and FUNC shall have the right to participate in all negotiations and proceedings with respect to any such demands. FFB shall not, except with the prior written consent of FUNC, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any dissenting holder of FFB Series F Preferred Stock shall fail to perfect or shall have effectively withdrawn or lost any right to dissent that such holder may have, the shares of FFB Series F Preferred Stock held by such person shall thereupon be treated as though such shares of FFB Series F Preferred Stock had been converted into shares of FUNC Series 3 Preferred Stock pursuant to
               Section 2.01(F).

                    2.06. Anti-Dilution Provisions. In the event FUNC changes (or establishes a record date for changing) the number of shares of FUNC Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding FUNC Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                    2.07. Treasury Shares. Each of the shares of FFB Stock held as Treasury Shares immediately prior to the Effective Time, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                    2.08. Options. From and after the Effective Time, all employee and director stock options to purchase shares of FFB Common Stock (each, an "FFB Stock Option"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of FUNC Common Stock, and FUNC shall assume each such FFB Stock Option in accord-ance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such FFB Stock Option assumed by FUNC may be exercised solely to purchase shares of FUNC Common Stock, (ii) the number of shares of FUNC Common Stock purchasable upon exercise of such FFB Stock Option shall be equal to the number of shares of FFB Common Stock that were purchasable under such FFB Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, with cash being paid for any fractional share interest that otherwise would be purchasable, and (iii) the per share exercise price under each such FFB Stock Option shall be adjusted by dividing the per share exercise price of each such FFB Stock Option by the Exchange Ratio, and rounding up to the nearest cent.
               The terms of each FFB Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to FUNC Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of
               Section 424 of the Code, as to any FFB Stock Option that is an "incentive stock option" (as defined in Section 422 of the Code).


               III. ACTIONS PENDING MERGER

                    From the date hereof until the Effective Time, except
               as expressly contemplated in this Plan, (i) without the prior written consent of FUNC (which consent shall not be unreasonably withheld or delayed) FFB will not, and (except with respect to Section 3.07) will cause each of its subsidiaries not to, and (ii) without the prior written consent of FFB (which consent shall not be unreasonably withheld or delayed) FUNC will not, and (except with respect to Section 3.07) will cause each of its subsidiaries not to:

                    3.01. Ordinary Course. Conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organi-zations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would
               (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in Section 4.03(I)) required for the transactions contemplated hereby without the imposition of a condition or restriction of the type referred to in the proviso to
               Section 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Plan.

                    3.02. Capital Stock. Other than (i) as Previously Disclosed in Section 4.03(C) of its Disclosure Letter (as defined in Section 4.01), (ii) in connection with acquisitions of businesses permitted in Section 3.06 or
               (iii) under the Deposit Agreement or the relevant Stock Option Agreement, (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in Section 8.08), (y) enter into any agreement with respect to the foregoing, or (z) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.

                    3.03. Dividends, Etc. (1) Make, declare or pay any dividend (other than (i) in the case of FFB, quarterly cash dividends on FFB Common Stock payable at a rate not to exceed $0.50 per share (or, beginning with the first dividend payable during 1996, at a rate not to exceed $.55 per share) dividends payable on FFB Preferred Stock at a rate not exceeding the rate provided for in the terms thereof, and dividends from subsidiaries to FFB or another subsidiary of FFB, as applicable, and (ii) in the case of FUNC quarterly cash dividends on FUNC Common Stock and dividends from subsidiaries to FUNC or another subsidiary of FUNC, as applicable) on or in respect of, or declare or make any distribution on any shares of its capital stock,
               (2) except as Previously Disclosed in Section 3.03 of its Disclosure Letter or as contemplated by Section 5.08(2), directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or,
               (3) other than as Previously Disclosed in Section 4.03(C) of its Disclosure Letter or as required by the relevant Stock Option Agreement (or in the case of FUNC, intercorporate transactions), authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto. Notwithstanding the foregoing, in all events FFB and FUNC shall agree to coordinate (on a mutually agreeable basis that will not materially impair KPMG Peat Marwick LLP's ability to deliver the letters referred to in Section 6.05) the declaration of dividends (and the record and payment dates therefor) payable during the period preceding and including the quarter in which the Effective Date occurs so that FFB and FUNC stockholders will receive fair dividends and in no event shall FFB and FUNC stockholders fail to receive a fair dividend during any quarter up to and including the quarter immediately following the Effective Date.

                    3.04. Compensation; Employment Agreements; Etc. In the case of FFB and its subsidiaries, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or consistent with individual increases by FUNC for similarly situated employees of FUNC (but not exceeding the compensation levels of such FUNC employees) or (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards to newly hired employees consistent with past practice, which to the extent practicable have been Previously Disclosed in Section 3.04 of its Disclosure Letter.

                    3.05. Benefit Plans. In the case of FFB and its subsidiaries, enter into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which to the extent practicable have been Previously Disclosed in
               Section 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

                    3.06. Acquisitions and Dispositions. Except as Previously Disclosed in Section 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity which is material to it and its subsidiaries taken as a whole (any of the foregoing, a "Business Combination Transaction"); it being understood, for purposes of this
               Section 3.06, that: (1) in the case of FFB (i) Business Combination Transactions in which the purchase price to be paid or received by FFB and/or its subsidiaries consists solely of cash in an amount not exceeding $150 million in any one case shall be considered not to be material to FFB and its subsidiaries taken as a whole and (ii) no Business Combination Transaction involving the issuance by FFB and/or its subsidiaries of shares of capital stock would be permissible without FUNC's prior consent; and (2) in the case of FUNC, (i) Business Combination Transactions in which the purchase price to be paid or received by FUNC and/or its subsidiaries includes cash in an amount not exceeding
               $300 million in any one case or (ii) Business Combination Transactions in which the purchase price paid by FUNC and/or its subsidiaries includes shares of FUNC Common Stock in a number not exceeding 4.0% of the number of such shares outstanding on May 31, 1995 in any one case, shall be considered not to be material to FUNC and its subsidiaries taken as a whole.

                    3.07. Amendments. Except, in the case of FUNC, by filing the Articles of Amendment, amend its articles or certificate of incorporation or by-laws (or similar constitutive documents) or, except as contemplated in
               Section 4.03(P)(2), the FUNC Rights Agreement or FFB Rights Agreement, as the case may be, redeem the FUNC Rights or FFB Rights, as the case may be, or adopt any plan or arrangement similar to or as a substitute for the FFB Rights Agreement or FUNC Rights Agreement, as the case may be.

                    3.08. Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                    3.09. Adverse Actions. (1) Knowingly take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that nothing contained herein shall limit the ability of FFB or FUNC to exercise its rights under either Stock Option Agreement; or (2) knowingly take any action that is intended or is reasonably likely to result in
               (x) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VI not being satisfied or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law.

                    3.10. Agreements. Agree or commit to do anything prohibited by Sections 3.01 through 3.09.


               IV.  REPRESENTATIONS AND WARRANTIES

                    4.01. Disclosure Letters. On or prior to the date hereof, FUNC has delivered to FFB and FFB has delivered to FUNC a letter (as the case may be, its "Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, that (i) no such item is required to be set forth in a Disclosure Letter as an exception to a representation or warranty (it being understood that items to be set forth in response to Sections 4.03(C), (D)(1) and (2) and (M)(1) are intended as informational disclosures and not to constitute exceptions to the applicable representation or warranty) if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 4.02, and
               (ii) the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.08).

                    4.02. Standard. No representation or warranty of FUNC or FFB contained in Section 4.03 (other than the representations and warranties contained in
               (i) Sections 4.03(A) (with respect to the facts set forth in Recitals A and B), (C) and (U)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.03(D)(1)(i)-(iv), (F), (P) and
               (U)(i), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of
               Section 4.03 is not reasonably likely to, have a Material Adverse Effect.

                    4.03. Representations and Warranties. Subject to Sections 4.01 and 4.02, FFB hereby represents and warrants to FUNC, and FUNC hereby represents and warrants to FFB, as follows:

                         (A) Recitals. In the case of the representations and warranties of FFB, the facts set forth in Recitals A, E and F of this Plan with respect to it are true and correct. In the case of the representations and warranties of FUNC, the facts set forth in Recitals B, C, E and F of this Plan with respect to it and Merger Sub are true and correct.

                         (B) Organization, Standing, and Authority. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

                         (C) Shares. (1) The outstanding shares of its capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in Section 4.03(C) of its Disclosure Letter, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Plan, the relevant Stock Option Agreement and the FUNC Rights Agreement or FFB Rights Agreement, as the case may be. Since May 31, 1995, it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed in Section 4.03(C) of its Disclosure Letter.

                         (2)  In the case of the representations and
               warranties of FFB, the number of shares of FFB Common Stock which are issuable upon exercise of FFB Stock Options as of the date hereof are Previously Disclosed in Section 4.03(C) of FFB's Disclosure Letter.

                         (3)  In the case of the representations and
               warranties of FUNC: (i) the outstanding shares of Merger Sub Common Stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights; and (ii) the shares of FUNC Stock to be issued in exchange for shares of FFB Stock in the Merger, when issued in accordance with the terms of this Plan will be duly autho-rized, validly issued, fully paid and nonassessable.

                         (D)  Subsidiaries.  (1)  In the case of the
               representations and warranties of FFB, (i) it has Previously Disclosed in Section 4.03(D) of FFB's Disclosure Letter a list of all its subsidiaries together with state of incorporation for each such subsidiary and the states or jurisdictions in which such subsidiary is qualified to conduct business, (ii) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any Rights, (iii) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (iv) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and (v) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and (except pursuant to 12 U.S.C. (Section Mark) 55 or equivalent state statutes in the case of banking subsidiaries) nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance ("Liens").

                         (2) In the case of the representations and
               warranties of FFB, except as Previously Disclosed in Section 4.03(D) of FFB's Disclosure Letter, FFB does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

                         (3) Each of its significant subsidiaries has been
               duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                         (E)  Corporate Power.  It and each of its
               significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it (and, in the case of the representations and warranties of

               FUNC, Merger Sub) has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

                         (F) Corporate Authority. Subject to receipt of the requisite approval of its stockholders referred to in
               Section 6.01, this Plan, the Stock Option Agreements and the Voting and Support Agreement, and the transactions contemplated hereby and thereby have been, authorized by all necessary corporate action of it and this Plan is a valid and binding agreement of it (and, in the case of FUNC, Merger Sub) enforceable in accordance with its terms, (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                         (G) No Defaults. Except as Previously Disclosed in Section 4.03(G) of its Disclosure Letter, subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound,
               (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

                         (H) Financial Reports and SEC Documents. Its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1994 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed (collectively, its "SEC Documents"), with the Securities and Exchange Commission (the "SEC")

               (i) complied or will comply in all material respects as to form with the applicable requirements under the Exchange Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

                         (I) Litigation; Regulatory Action. Except as Previously Disclosed in Section 4.03(I) of its Disclosure
               Letter:

                              (1) no litigation, proceeding or controversy before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

                              (2)  neither it nor any of its subsidiaries
                    or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"); and

                              (3)  neither it nor any of its subsidiaries
                    has been advised by any Regulatory Authority that such

                    Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

                         (J) Compliance with Laws. Except as Previously Disclosed in Section 4.03(J) of its Disclosure Letter, it and each of its subsidiaries:

                              (1)  is in compliance, in the conduct of its
                    business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                              (2)  has all permits, licenses, authoriza-
                    tions, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                              (3)  has received, since December 31, 1994,
                    no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

                         (K)  Defaults; Properties.  (1)  Except as
               Previously Disclosed in Section 4.03(K) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                         (2) Except as disclosed or reserved against in its SEC Documents, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its SEC Documents as being owned by it or its subsidiaries as of the dates thereof. To its knowledge, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

                         (L) No Brokers. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding, in the case of FFB, a fee to be paid to Goldman, Sachs & Co., and, in the case of FUNC, a fee to be paid to Lazard Freres & Co. LLC, which, in each case, has been heretofore disclosed to the other party.

                         (M) Employee Benefit Plans. (1) In the case of the representations and warranties of FFB, Section 4.03(M) of FFB's Disclosure Letter contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ("Compensation and Benefit Plans").

                         (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

                         (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its subsidiaries (its "Plans"), to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Plan of it or its subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in
               Section 4.03(M) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsid-iaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                        (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
               Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under
               Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

                         (5) All contributions, premiums and payments required to be made under the terms of any Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                         (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

                         (7)  In the case of the representations and
               warranties of FFB, neither FFB nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed in Section 4.03(M) of FFB's Disclosure Letter.

                         (8)  In the case of the representations and
               warranties of FFB, except as Previously Disclosed in Section 4.03(M) of FFB's Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of FFB or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from FFB or any of its subsidiaries,
               (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                         (N) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                         (O) Insurance. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

                         (P) Takeover Laws; Rights Plans (1) It has taken all action required to be taken by it in order to exempt this Plan, the relevant Stock Option Agreement and the Voting and Support Agreement, and the transactions contem-plated hereby and thereby, from, and this Plan, the Voting and Support Agreement and the relevant Stock Option Agree-ment and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations (collectively, "Takeover Laws") of the States
               (i) of North Carolina in the case of the representations and warranties of FUNC, including Articles 9 and 9A of the NCBCA, and (ii) of New Jersey in the case of the representations and warranties of FFB, including
               Article 14A:10A of the NJBCA.

                         (2) It has (i) in the case of the representations
               and warranties of FFB, duly entered into an amendment to the FFB Rights Agreement in substantially the form of Exhibit D,
               (ii) in the case of the representations and warranties of FUNC, duly entered into an amendment to the FUNC Rights Agreement in substantially the form of Exhibit E and
               (iii) taken all other action necessary or appropriate so that, the entering into of this Plan and the Stock Option Agreements (and, in the case of the representations and warranties of FFB, the Voting and Support Agreement), and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the Option (as defined in the relevant Stock

               Option Agreement)) do not and will not result in the ability of any person to exercise any Rights under, in the case of FFB, the FFB Rights Agreement, and in the case of FUNC, the FUNC Rights Agreement, or enable or require in the case of FFB, the FFB Rights and in the case of FUNC, the FUNC Rights, to separate from the shares of common stock to which they are attached or to be triggered or become exercisable.

                         (3) In the case of the representations and
               warranties of FFB, no "Distribution Date", "Shares Acquisition Date" or "Trigger Event" (as such terms are defined in the FFB Rights Plan) has occurred; and, in the case of the representations and warranties of FUNC, no "Separation Time", "Stock Acquisition Date" or "Flip-in Date" (as such terms are defined in the FUNC Rights Agreement) has occurred.

                         (Q) Environmental Matters. Except as Previously Disclosed in Section 4.03(Q) of its Disclosure Letter:

                              (1)  To its knowledge, it and each of its
                    subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below) and it has no knowledge of any circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.

                              (2)  There is no proceeding pending or, to
                    its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the presence, release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility.

                              (3)  There is no proceeding pending or, to
                    its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of its subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

                              (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in
                    Section 4.03(Q) (2) or (3).

                              (5)  To its knowledge, during the period of
                    (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases or threatened releases of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                              (6)  To its knowledge, prior to the period of
                    (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases or threatened releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                              (7)  With respect to either FFB or FUNC, the
                    following definitions apply for purposes of this
                    Section 4.03(Q): "Loan/Fiduciary Property" means any property owned or operated by it or any of its subsidiaries or in which it or any of its subsidiaries holds a security or other interest (including, without limitation, a fiduciary interest), and, where required by the context, includes any such property where it or any of its subsidiaries constitutes the owner or operator of such property; "Participation Facility" means any facility in which it or any of its subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act, the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and any similar state or local laws each as amended and as now in effect, and
                    (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, solid waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                         (R) Tax Reports. Except as Previously Disclosed in Section 4.03(R) of its Disclosure Letter: (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries

               (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

                         (S) Pooling; Reorganization. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or
               (ii) as a reorganization under Section 368(a) of the Code.

                         (T)    Regulatory Approvals.  As of the date
               hereof, it is aware of no reason why the regulatory approvals and consents referred to in Section 6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.

                         (U)    No Material Adverse Effect.  Since
               December 31, 1994, except as Previously Disclosed in its SEC Documents filed with the SEC on or before the date hereof or in any Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

               V.   COVENANTS

                    FFB hereby covenants to and agrees with FUNC, and FUNC
               hereby covenants to and agrees with FFB, that:

                    5.01. Reasonable Best Efforts. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

                    5.02. Stockholder Approvals. Each of them shall take, in accordance with applicable law, NYSE rules and its respective articles or certificate of incorporation and by-laws, all action necessary to convene, respectively, an appropriate meeting of stockholders of FUNC to consider and vote upon the issuance of the shares of FUNC Stock to be issued in the Merger pursuant to this Plan and to vote on any other stockholder approval matters required for consummation of the Merger (the "FUNC Meeting"), and an appropriate meeting of stockholders of FFB to consider and vote upon the approval of this Plan and to vote on any other stockholder approval matters required for consummation of the Merger (the "FFB Meeting"; each of the FUNC Meeting and the FFB Meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in Section 5.03) is declared effective. Subject to the next succeeding sentence, the Board of Directors of each of FUNC and FFB will recommend such approval, and each of FUNC and FFB will take all reasonable lawful action to solicit such approval by its respective stockholders. The Board of Directors of FUNC or FFB, acting on behalf of FUNC or FFB, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation if and only if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

                    5.03. Registration Statement. (1) Each of FUNC and FFB agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by FUNC with the SEC in connection with the issuance of FUNC Common Stock (and, to the extent necessary, New FUNC Preferred Stock and New FUNC Depositary Shares) in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of FUNC and FFB constituting a part thereof (the "Joint Proxy Statement"). Each of FFB and FUNC agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as
               reasonably practicable after filing thereof.   FUNC also
               agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. FFB agrees to furnish to FUNC all information concerning FFB, its subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                         (2) Each of FFB and FUNC agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the FUNC Meeting and the FFB Meeting, contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto.

                         (3) In the case of FUNC, FUNC will advise FFB, promptly after FUNC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the FUNC Stock or New FUNC Depositary Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                    5.04.     Press Releases.   It will not, without the
               prior approval of the other, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law.

                    5.05. Access; Information. (1) Upon reasonable notice, it shall afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request; and (2) it will not use any information obtained pursuant to this
               Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.

                    5.06. Acquisition Proposals. Without the prior written consent of the other, neither FFB nor FUNC shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its significant subsidiaries; provided, however, that the Board of Directors of FFB or FUNC, on behalf of FFB or FUNC, respectively, may furnish or cause to be furnished information and may participate in such discussions and negotiations directly or through its representatives if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of

               Directors to breach their fiduciary duties under applicable laws. It shall instruct its and its subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing.

                    5.07. Affiliate Agreements. (1) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, FUNC shall deliver to FFB, and FFB shall deliver to FUNC, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

                  (2) Each of FFB and FUNC shall use its respective
               reasonable best efforts to cause each person who may be deemed to be an Affiliate of FFB or FUNC, as the case may be, to execute and deliver to FFB and FUNC on or before the date of mailing of the Joint Proxy Statement an agreement in the form attached hereto as Exhibit F or Exhibit G, respectively.

                    5.08.     Certain Modifications; Restructuring Charges.
               (1) FFB and FUNC shall consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and FFB shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. FFB and FUNC shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 5.08.

                         (2) Each of FFB and FUNC agrees to cooperate with
               the other in effecting, prior to the Effective Time, repurchases of shares of FUNC Common Stock and/or FFB Common Stock; provided, however, that no such redemption or repurchase shall be effected by either party (i) if KPMG Peat Marwick LLP concludes that, as a result thereof, such firm may be unable to deliver the letters referred to in
               Section 6.05, (ii) if Sullivan & Cromwell, special tax counsel to FUNC and FFB, concludes that, as a result thereof, such firm may be unable to deliver the opinion referred to in Section 6.10, (iii) except in accordance with the Exchange Act and other applicable law or (iv) on any day which FFB and FUNC reasonably conclude may fall within the period for determining the Average Closing Price (as defined in Section 7.01(E).

                         (3) In the case of FFB, FFB agrees to amend its Dividend Reinvestment Plan ("DRP") so that after the execution of this Plan, no original issue shares of FFB Common Stock will be issued under the DRP.

                    5.09. Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Plan, the Voting and Support Agreement and/or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan, the Voting and Support Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Articles 9 and 9A of the NCBCA, Article 14A:10A of the NJBCA, other Takeover Laws of the States of North Carolina or New Jersey or Takeover Laws of any other State that purport to apply to this Plan or the transactions contemplated hereby or thereby.

                    5.10. No Rights Triggered. Each of FFB and FUNC shall take all necessary steps to ensure that the entering into of this Plan, the Voting and Support Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby or thereby, do not and will not result in the grant of any rights to any person (1) under its articles or certificate of incorporation or by-laws,
               (2) under any material agreement to which it or any of its subsidiaries is a party (including without limitation, in the case of FFB, the FFB Rights Agreement, and in the case of FUNC, the FUNC Rights Agreement) or (3) to exercise or receive certificates for Rights, or acquire any property in respect of Rights, under the FFB Rights Agreement or FUNC Rights Agreement, as the case may be.

                    5.11. Shares Listed. In the case of FUNC, FUNC shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of FUNC Stock and New FUNC Depositary Shares to be issued to the holders of FFB Stock and FFB

               Depositary Shares in the Merger (but only to the extent that the corresponding class or series of FFB Stock and/or the FFB Depositary Shares were so listed immediately prior to the Effective Time).

                    5.12. Regulatory Applications. (1) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to consummate the Merger.

                         (2) Each of FUNC and FFB agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in Section 6.02. Each of FUNC and FFB shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                         (3) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.

                    5.13.     Indemnification.  (A)    For six years after
               the Effective Date, FUNC shall indemnify, defend and hold harmless the present and former directors, officers and employees of FFB and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan, the Voting and Support Agreement and the FFB Stock Option Agreement) to the fullest extent that such persons are indemnified under the laws of the State of New Jersey and FFB's certificate of incorporation and by-laws as in effect on the date hereof (and during such period FUNC shall also advance expenses (including expenses constituting Costs described in Section 5.13(E)) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under New Jersey law and such certificate of incorporation and by-laws shall be made by independent counsel (which shall not be counsel that provides material services to
               FUNC) selected by FUNC and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable New Jersey judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and FUNC shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

                         (B) FUNC shall maintain FFB's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amount on terms no less favorable, including FUNC's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Date.

                         (C)  Any Indemnified Party wishing to claim
               indemnification under Section 5.13(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify FUNC thereof; provided that the failure so to notify shall not affect the obligations of

               FUNC under Section 5.13(A) unless and to the extent such failure materially increases FUNC's liability under such subsection (A).

                         (D) If FUNC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of FUNC shall assume the obligations set forth in this Section 5.13.

                         (E)  FUNC shall pay all reasonable Costs,
               including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.13. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

                    5.14. Benefit Plans. As soon as administratively practicable after the Effective Date (and unless administratively impracticable, no earlier than January 1,
               1997), FUNC shall take all reasonable action so that employees of FFB and its subsidiaries shall be generally entitled to participate in the pension, severance, benefit, vacation, sick pay and similar plans on substantially the same terms and conditions as employees of FUNC and its subsidiaries, and until such time, the plans of FFB shall remain in effect; provided, that no employee of FFB who becomes an employee of FUNC and who elects coverage by FUNC's medical insurance plans shall be excluded coverage thereunder (for such employee or any other covered person) on the basis of a preexisting condition that was not also excluded under FFB's medical insurance plans, but to the extent such preexisting condition was excluded from coverage under FFB's medical insurance plans, this proviso shall not require coverage for such preexisting condition. For the purpose of determining eligibility to participate in such plans, eligibility for benefit forms and subsidies, the vesting of benefits under such plans and the accrual of benefits under such plans (including, but not limited to, any pension, severance, 401(K), vacation and sick pay), FUNC shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with FFB or its subsidiaries, as the case may be, as if they were with FUNC or its subsidiaries. Retirees prior to January 1, 1998, shall have their retiree welfare benefits grandfathered at the level in effect at FFB on December 31, 1996. FUNC also shall cause the Continuing Corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in Section 4.03(M) of the FFB Disclosure Letter, between FFB or any of its subsidiaries and any current or former director, officer or employee thereof.

                    5.15. Accountants' Letters. Each of FFB and FUNC shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of KPMG Peat Marwick LLP, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

                    5.16. Registration Rights. Each person (including its "affiliates" and "associates", as defined under the Securities Act) who is precluded by Rule 145 under the Securities Act from selling or disposing of all of the shares of FUNC Common Stock received by such person in the Merger within one calendar quarter in the absence of an effective registration statement therefor, or another exemption from registration, under the Securities Act (each, together with such affiliates and associates, a "Large Shareholder") shall be entitled to registration rights for such shares as set forth in Exhibit H.

                    5.17.     Certain Director and Officer Positions.
               (1) FUNC agrees to cause six members of FFB's Board of Directors, which members shall be nominated by FFB and willing so to serve (subject to any applicable legal restrictions) ("Former FFB Directors") and shall include Mr. Anthony P. Terracciano and Mr. Juan Rodriguez Inciarte, to be elected or appointed as directors of FUNC at, or as promptly as practicable after, the Effective Time. At the first annual meeting of stockholders of FUNC subsequent to the Effective Time, FUNC shall take all corporate action necessary to, and shall, renominate Mr. Terracciano and Mr. Inciarte for election as directors of FUNC for in each case three-year terms and shall recommend that the FUNC stockholders vote for the election of such individuals as directors.

                         (2)  FUNC agrees to cause three Former FFB
               Directors to be elected or appointed as members of the Executive Committee of the Board of Directors of FUNC at, or as promptly as practicable after, the Effective Time (which

               Executive Committee shall at such time consist of not more than ten members) and shall include Mr. Terracciano and two other Former FFB Directors agreed upon by the Chief Executive Officers of FFB and FUNC prior to the Effective Time.

                         (3)  At the Effective Time, FUNC's Board of
               Directors shall elect or appoint Mr. Terracciano as President of FUNC.

                    5.18. Notification of Certain Matters. Each of FFB and FUNC shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

               VI.  CONDITIONS TO CONSUMMATION OF THE MERGER

                    The obligations of each of the parties to consummate
               the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following:

                    6.01. Shareholder Vote. Approval of this Plan by the requisite votes of the stockholders of FFB and FUNC;

                    6.02. Regulatory Approvals. Procurement by FUNC, FFB and the Investor of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto; provided, however, that no such approval or consent shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to FUNC or FFB of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan;

                    6.03. Third Party Consents. All consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not rea-sonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB or FUNC.

                    6.04. No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby;

                    6.05. Pooling Letters. FUNC and FFB shall have received from KPMG Peat Marwick LLP, independent auditors for both FFB and FUNC, letters, dated the date of or shortly prior to each of the mailing date of the Joint Proxy Statement and the Effective Date, to the effect that such auditors are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment;

                    6.06. Representations, Warranties and Covenants of FUNC. (i) Each of the representations and warranties contained herein of FUNC shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02,
               (ii) each and all of the agreements and covenants of FUNC to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) FFB shall have received a certificate signed by the Chief Financial Officer of FUNC, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

                    6.07. Representations, Warranties and Covenants of FFB. (i) Each of the representations and warranties contained herein of FFB shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02,
               (ii) each and all of the agreements and covenants of FFB to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) FUNC shall have received a certificate signed by the Chief Financial Officer of FFB, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

                    6.08. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration

               Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

                    6.09. Blue-Sky Permits. FUNC shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger;

                    6.10. Tax Opinion. FUNC and FFB shall have received an opinion from Sullivan & Cromwell, special tax counsel to FUNC and FFB, to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of FFB who receive shares of FUNC Stock, or New FUNC Depositary Shares, in exchange for their shares of FFB Stock, and FFB Depositary Shares, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, Sullivan & Cromwell may require and rely upon representations and agreements contained in certificates of officers of FUNC, FFB, the Investor and others;

                    6.11. Articles of Amendment. The Articles of Amendment shall have become effective in accordance with the NCBCA;

                    6.12. NYSE Listing. The shares of FUNC Stock and the New FUNC Depositary Shares, issuable pursuant to this Plan shall have been approved for listing on the NYSE (but only to the extent that the corresponding class or series of FFB Stock and/or the FFB Depositary Shares were so listed immediately prior to the Effective Time), subject to official notice of issuance; and

                    6.13. Rights Agreements. There shall exist no "Acquiring Person" and no "Shares Acquisition Date" or "Trigger Event" (as each of such terms are defined in the FFB Rights Plan) shall have occurred; and there shall exist no "Acquiring Person" and no "Stock Acquisition Date" or "Flip-in Date" (as each of such terms are defined in the FUNC Rights Agreement) shall have occurred;

               provided, however, that a failure to satisfy any of the conditions set forth in Section 6.07 shall only constitute conditions if asserted by FUNC, and a failure to satisfy any of the conditions set forth in Section 6.06 shall only constitute conditions if asserted by FFB.

               VII. TERMINATION

                    7.01.     Termination.   This Plan may be terminated,
               and the Merger may be abandoned:

                         (A) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of FUNC and FFB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                         (B) Breach. At any time prior to the Effective Time, by FUNC or FFB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard established by Section 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                         (C) Delay. At any time prior to the Effective Time, by FUNC or FFB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1996, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.01(C).

                         (D) No Approval. By FFB or FUNC, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory Authority or (ii) any stockholder approval required by Section 6.01 herein is not obtained at the FFB Meeting or the FUNC Meeting.

                         (E) Possible Adjustment. By FFB, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:

                         (1)  the Average Closing Price on the
                    Determination Date of shares of FUNC Common Stock shall be less than $40.48; and

                         (2) (i)  the number obtained by dividing the
                    Average Closing Price on such Determination Date by $47.625 (such number being referred to herein as the "FUNC Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x) (2) (ii) (such number being referred to herein as the "Index Ratio");

               or (y) the Average Closing Price on the Determination Date of shares of FUNC Common Stock shall be less than the product of 0.75 and the Starting Price;

               subject, however, to the following four sentences. If FFB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to FUNC which notice shall specify which of clauses
               (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, FUNC shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $40.48 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the FUNC Ratio. During such five-day period, FUNC shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If FUNC makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to FFB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(E) and this Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.01(E).

                    For purposes of this Section 7.01(E), the following
               terms shall have the meanings indicated:

                         "Average Closing Price" means the average of the
                    daily last sale prices of FUNC Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                         "Determination Date" means the date on which the
                    approval of the Federal Reserve Board required for consummation of the Merger shall be received.

                         "Index Group" means the group of each of the 13
                    bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 13 bank holding companies and the weights attributed to them are as follows:

                    Bank Holding Company                       Weighting

                    Banc One Corp. (ONE)                         15.17%
                    Norwest Corporation (NOB)                    10.91
                    SunTrust Banks, Inc. (STI)                    7.87
                    KeyCorp (KEY)                                 8.63
                    Fleet Financial Group, Inc. (FLT)             6.19
                    NBD Bancorp, Inc. (NBD)                       5.91
                    PNC Financial Corp (PNC)                      7.34
                    Wachovia Corporation (WB)                     7.38
                    First Bank System, Inc. (FBS)                 6.70
                    Barnett Banks, Inc. (BBI)                     6.10
                    National City Corporation (NCC)               5.22
                    Mellon Bank Corporation (MEL)                 7.43

                    Boatmen's Bancshares, Inc. (BOAT)             5.15
                                                                100.00%

                         "Index Price" on a given date means the weighted
                    average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                         "Starting Date" means June 16, 1995.

                         "Starting Price" shall mean the last sale price
                    per share of FUNC Common Stock on June 19, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

                         If any company belonging to the Index Group or
               FUNC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or FUNC shall be appropriately adjusted for the purposes of applying this Section 7.01(E).

                         (F) Stock Option Agreements; Voting and Support Agreement. By FFB, if the FUNC Stock Option Agreement shall not have been executed and delivered by FUNC by the close of business on the day following the date of execution of this Plan; or by FUNC, (i) if the FFB Stock Option Agreement or the Voting and Support Agreement shall not have been executed and delivered by FFB or, in the case of the Voting and Support Agreement, by the Investor, by the close of business on the day following the date of execution of this Plan or (ii) at any time prior to the Effective Time, if the Investor materially breaches any of its representations, warranties, covenants and agreements, which breach has not and cannot reasonably be cured within 30 days after the giving of written notice to the Investor of such breach, under the Voting and Support Agreement.

                         (G) Failure to Recommend, Etc. At any time prior to the FFB Meeting, by FUNC if the Board of Directors of FFB shall have failed to make its recommendation referred to in
               Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of FUNC; or at any time prior to the FUNC Meeting, by FFB if the Board of Directors of FUNC shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of FFB.

                    7.02. Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Merger pursuant to this Article VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in
               Section 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and
               (iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.

               VIII. OTHER MATTERS

                    8.01. Survival. All representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 5.13, 5.16, 5.17, 8.01, 8.04 and 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in Sections 5.05(2), 7.02, 8.01, 8.02, 8.04, 8.05, 8.06, 8.07 and 8.09, shall survive such termination.

                    8.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the FFB Meeting the consideration to be received by the stockholders of FFB for each share of FFB Stock, or FFB Depository Shares, shall not thereby be decreased.

                    8.03. Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                    8.04. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of New Jersey law govern).

                    8.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between FFB and FUNC.

                    8.06. Confidentiality. Except as otherwise provided in Section 5.05(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed.

                    8.07. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                       If to FUNC, to: First Union Corporation
                                       One First Union Center
                                       Charlotte, North Carolina  28288
                                       Attention:  Edward E. Crutchfield
                                                   Chairman and Chief
                                                   Executive Officer

                       With a copy to: Marion A. Cowell, Jr.
                                       General Counsel
                                       First Union Corporation
                                       One First Union Center
                                       Charlotte, North Carolina  28288-0013


                        If to FFB, to: First Fidelity Bancorporation
                                       550 Broad Street
                                       Newark, New Jersey 07102
                                       Attention:  Anthony P. Terracciano
                                                   Chairman, President and
                                                   Chief Executive Officer

                       With copies to: James L. Mitchell
                                       General Counsel
                                       First Fidelity Bancorporation
                                       550 Broad Street
                                       Newark, New Jersey 07102
                                  and: Cleary, Gottlieb, Steen & Hamilton
                                       One Liberty Plaza
                                       New York, New York  10006
                                       Attention:  Victor I. Lewkow


                    8.08. Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

                         (1) the term "Material Adverse Effect" shall mean, with respect to FFB or FUNC, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of FFB and its subsidiaries taken as a whole, or FUNC and its subsidiaries taken as a whole, respectively, or
                    (ii) materially impairs the ability of FFB or FUNC, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted account-ing principles or regulatory accounting requirements applicable to banks and bank holding companies general-ly, (c) actions or omissions of FFB, FUNC or Merger Sub taken with the prior informed consent of FFB or FUNC, as applicable, in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the effects of the Merger and of the actions contemplated by Section 5.08;

                         (2) the term "person" shall mean any individual, bank savings association, corporation, partnership, association, joint-stock company, business trust or unincorporated organization;

                         (3) the term "Previously Disclosed" by a party shall mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other parties prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan;

                         (4) the term "Rights" means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person; and

                         (5)  the terms "subsidiary" and "significant
                    subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC; provided that for purposes of Article IV, Merger Sub shall be deemed a significant subsidiary of FUNC.


                    8.09. Entire Understanding; No Third Party Beneficiaries. This Plan, the Stock Option Agreements and the Voting and Support Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Sections 5.13, 5.16 and 5.17, nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

                    8.10. Headings. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

                    IN WITNESS WHEREOF, the parties hereto have caused this
               instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                        FIRST FIDELITY BANCORPORATION


                                        By:______________________________
                                           Anthony P. Terracciano
                                           Chairman, President and Chief
                                             Executive Officer



                                        FIRST UNION CORPORATION


                                        By:_____________________________
                                           Edward E. Crutchfield
                                           Chairman and Chief Executive Officer

                                        PKC, INC.


                                        By:_____________________________
                                           Edward E. Crutchfield
                                           President

                                                                  Exhibit A

                          FORM OF FFB STOCK OPTION AGREEMENT

                    STOCK OPTION AGREEMENT, dated as of June 19, 1995 (the "Agreement"), by and between First Fidelity Bancorporation, a New Jersey corporation ("Issuer"), and First Union Corporation, a North Carolina corporation ("Grantee").

                                       RECITALS

                    (A) The Plan. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly owned subsidiary of Grantee, with such subsidiary being the surviving corporation.

                    (B) Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

                    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                    1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                    2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer up to 15,686,077 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to the closing price per share of Issuer Common Stock on June 19, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, another authoritative source) but in no event may the Purchase Price, prior to any adjustment, be less than $48.75. Each Option Share issued upon exercise of the Option shall be accompanied by FFB Rights as provided in the FFB Rights Agreement.

                    3.   Exercise of Option.

                         (a)  Provided that (i) Grantee or Holder (as
          hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time,
          (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to Section 7.01(B) or 7.01(F)(ii) of the Plan (but only if the breach of Issuer or the Investor, respectively, giving rise to such termination was willful) (a termination of the Plan by Grantee pursuant to Section 7.01(B) or 7.01(F)(ii) thereof as a result of a willful breach by Issuer or the Investor, respectively, being referred to herein as a "Default Termination"), (C) 15 months after a Default Termination, or
          (D) 15 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                         (b) As used herein, a "Purchase Event" means any of the following events:

                              (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C);
               (x) any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan), or (y) any acquisition of additional shares of Issuer Common Stock by the Investor so long as the Investor is not in breach of any representation, warranty or agreement contained in the Voting and Support Agreement or the Investment Agreement, dated as of March 18, 1991 (as amended, the "Investment Agreement"), by and between Issuer and the Investor (each of
               (A), (B), or (C), an "Acquisition Transaction"); or

                              (ii) any person (other than Grantee, any
               subsidiary of Grantee or the Investor (so long as the Investor is not in breach of any representation, warranty or agreement in the Voting and Support Agreement or the Investment Agreement)) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee, any subsidiary of Grantee, or the Investor (so long as the Investor is not in breach of any representation, warranty or agreement in the Voting and Support Agreement or the Investment Agreement), is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

                         (c)  As used herein, a "Preliminary Purchase
          Event" means any of the following events:

                           (i)  any person (other than Grantee or any
               subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (ii) the stockholders shall not have approved the Plan by the requisite vote at the FFB Meeting, the FFB Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have
               (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction,
               (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction; or

                         (iii)  any person (other than Grantee or any
               subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                         (iv) after a proposal is made by a third party to
               Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section
               7.01 thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan); or

                         (v)  any person (other than Grantee or any
               subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.

          As used in this Agreement, (i) "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and (ii) "Investor" shall include any affiliate of the Investor.

                         (d)  Issuer shall notify Grantee promptly in
          writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying
          (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                    4.   Payment and Delivery of Certificates.

                         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in
          Section 12(f).

                         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and
          (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                         (c)  In addition to any other legend that is
          required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JUNE 19, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

          It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under
          Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

                         (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
          (B) in the event prior approval of or notice to any Regulatory

          Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and
          (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

                    5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

                         (a)  Corporate Authority.  Issuer has full
               corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

                         (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group other than the Investor has beneficial ownership of more than 15% of the issued and outstanding shares of Issuer Common Stock.

                         (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                         (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

                    6.   Representations and Warranties of Grantee.
          Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

                    7. Adjustment upon Changes in Issuer Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the FFB Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any
          shares subject to or issued pursuant to the Option.   No
          provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

                         (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either
          (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

                         (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

                         (e)  The following terms have the meanings
          indicated:

                    (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                    (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                    (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                    (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this
          Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

                         (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

                    8. Repurchase at the Option of Holder. (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder
          (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                         (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                         (ii) the excess, if any, of (x) the Applicable
               Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                        (iii) the excess, if any, of the Applicable Price
               over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                         (b)  If Holder exercises its rights under this
          Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

                              Notwithstanding anything herein to the
          contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to
          Section 3(a).

                         (c)  For purposes of this Agreement, the
          "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                         (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange
          Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

                    9.   Registration Rights.

                         (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to
          (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

                               (i) prior to the earliest of (a) termination
               of the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to
               Section 6.01 of Article VI of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

                              (ii) on more than one occasion during any
               calendar year;

                              (iii) within 90 days after the effective date
               of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                              (iv) unless a request therefor is made to
               Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                         (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
          Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

                         (e) Indemnification. In connection with any registration under Section 9(a) or 9(b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                         If the indemnification provided for in this
          Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                         In connection with any registration pursuant to
          Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

                         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                    12.  Miscellaneous.

                         (a)  Expenses.   Each of the parties hereto shall
          bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                         (c)  Entire Agreement: No Third-Party
          Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in
          Section 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                         (d)  Governing Law.  This Agreement shall be
          governed and construed in accordance with the laws of the State of New Jersey without regard to any applicable conflicts of law rules.

                         (e)  Descriptive Headings.  The descriptive
          headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                         (f)  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

                         (g)  Counterparts.  This Agreement and any
          amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                         (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                         FIRST FIDELITY BANCORPORATION



                                         By:
                                            Anthony P. Terracciano
                                            Chairman, President, and
                                              Chief Executive Officer



                                         FIRST UNION CORPORATION



                                         By:
                                            Edward E. Crutchfield
                                            Chairman and Chief Executive Officer

                                                            Exhibit B



                         AGREEMENT, dated June 19, 1995 (this "Agreement"),
               among Banco Santander, S.A., a Spanish banking corporation (the "Investor"), FFB Participacoes e Servieos, S.A., a Portuguese corporation ("Investor Sub"), First Fidelity Bancorporation, a New Jersey corporation ("FFB"), and First Union Corporation, a North Carolina corporation ("FUNC").

                                         RECITALS:

                         (A) The Merger. FFB, FUNC and PKC, Inc, a New Jersey corporation and wholly owned subsidiary of FUNC ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Plan") pursuant to which FUNC will acquire FFB by means of a merger of FFB with and into Merger Sub, subject to the terms and conditions of the Plan (the "Merger"), a copy, as executed, has been received by Investor and Investor Sub.

                         (B) The Shares and the Investment Agreement. As of the date hereof, Investor Sub is the beneficial and registered owner of 25,519,943 shares (including any shares of FFB capital stock acquired after the date hereof, the "Shares") of Common Stock, par value $1.00 per share ("FFB Common Stock"), of FFB, constituting approximately 29.8% of the currently outstanding shares of FFB Common Stock and, as a result of Investor's 100% ownership and control of Investor Sub, the Investor is the beneficial owner of the Shares. Investor is a party to an Investment Agreement, dated as of March 18, 1991 (the "Investment Agreement"), between Investor and FFB and Investor Sub is subject to the provisions of the Investment Agreement as a result of the transfer of the Shares by Investor to Investor Sub as if it were the Investor.

                         (C)  Condition to Plan.  As a condition and
               inducement to FUNC's willingness to enter into the Plan, the Investor and the Investor Sub are entering into this Agreement.

                         NOW, THEREFORE, in consideration of the foregoing
               and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                         1.  Agreement to Vote.  At such time as FFB
               conducts a meeting of its shareholders for the purpose of adopting and approving the Plan, the Merger and the transactions contemplated thereby, Investor agrees to cause Investor Sub to, and Investor Sub itself agrees to, duly and validly vote all of the Shares in favor of adopting and approving the Plan, the Merger and the transactions con-templated thereby, provided, that Investor and Investor Sub may vote the Shares in their discretion with respect to the Merger in the event the Board of Directors of FFB determines to withdraw their recommendation in support of the Merger and so advises the shareholders of FFB.

                         2. Agreement to Cooperate. In addition to the specific matters provided for elsewhere herein, Investor and Investor Sub shall take all action reasonably requested by FUNC and FFB to facilitate the consummation of the Merger and the transactions contemplated by the Plan.

                         3. Regulatory Approvals. Investor and Investor Sub shall each use its reasonable best efforts to obtain all permits, consents, orders, approvals and authorizations of, and to make or provide all filings with or notices to, all third parties and Regulatory Authorities necessary or advisable on its part to permit the consummation of the Merger and the transactions contemplated by the Plan, including without limitation the Regulatory Approvals referred to in Section 6.02 of the Plan (the "Approvals").

                         4. Investment Agreement. Investor and Investor Sub hereby waive any and all rights, and all lapses of, or changes in, rights or obligations, under the Investment Agreement, and agree that they shall not exercise any such rights, that arise out of, or result from, the entry into, and matters preliminary to the entering into, the Plan, the Stock Option Agreements and this Agreement and the consum-mation of the Merger and the transactions contemplated thereby and hereby including, without limitation, Sections 2.03, 5.03, 5.04, 8.04, 8.06 and 11.01(b)(iii) of the
               Investment Agreement. FFB hereby consents to Investor and Investor Sub entering into this Agreement under Section 8.04(a)(ii) and (iii) of the Investment Agreement. FFB and Investor and Investor Sub hereby agree that to the extent that this Agreement effects or relates to the Investment Agreement that the Investment Agreement is hereby amended to such effect. Unless otherwise terminated in accordance with its terms as amended hereby, the Investment Agreement shall terminate in its entirety immediately prior to the consummation of the Merger except that Sections 6.01, 12.03 and 12.5 shall survive. Except as otherwise provided for herein, the Investment Agreement shall remain in full force and effect in accordance with its terms.

                         5. Securities Act of 1933; Accounting Matters. Simultaneously with the execution and delivery of this Agreement, Investor and Investor Sub are executing and delivering to FFB and FUNC an "affiliates letter" substantially in the form provided by the Plan for affiliates of FFB covering the Securities Act of 1933 and accounting matters set forth therein.

                         6. Termination of Agreement. This Agreement shall terminate upon termination of the Plan in accordance with its terms. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of FFB, Investor, Investor Sub or FUNC or their respective officers or directors, except that nothing in this Section 7 shall relieve any party hereto from any liability for breach of this Agreement prior to such termination.

                         7. Representations and Warranties of Investor and Investor Sub. Investor and Investor Sub hereby represent and warrant to FFB and FUNC as follows:

                         (a)  Investor and Investor Sub each has all
                    requisite power and authority to execute and deliver this Agreement and to cause the voting, or to vote, as the case may be, the Shares in accordance with Section 1 hereof and otherwise perform its obligations here-under; such execution, delivery, vote and performance have been duly authorized by all necessary action on the part of each of the Investor and Investor Sub; and this Agreement has been duly executed and delivered by each of Investor and Investor Sub and constitutes the valid and binding agreement of each of Investor and Investor Sub enforceable against each of Investor and Investor Sub in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                         (b) As of the date hereof, Investor and Investor Sub are aware of no reason relating exclusively to Investor or Investor Sub or any of their affiliates why the Approvals will not be received without the imposition of a condition or requirement described in the proviso to Section 6.02 of the Plan.

                         (c) As of the date hereof, neither Investor nor Investor Sub or any affiliate thereof has any exercisable right or option to acquire any additional shares of FFB capital stock.

                         8. Representations and Warranties of FFB and FUNC. Each of FFB and FUNC hereby represents and warrants to the other parties hereto that it has the corporate power and authority to execute, deliver and perform this

               Agreement; such execution, delivery and performance have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly executed and delivered by it and constitutes the valid and binding agree-ment of it, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                         9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. It is accord-ingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity and that each party waives the posting of any bond or security in connection with any proceeding related thereto.

                         10.  Expenses.  Except as may otherwise be
               provided herein, no party hereto shall be responsible for the payment of any other parties' expenses incurred in connection with this Agreement.

                         11. Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity.

                         12.  Amendments.  This Agreement may not be
               modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

                         13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid, addressed as provided for in the Plan or the Investment Agreement.


                         14.  Governing Law.  This Agreement shall be
               governed by, and interpreted in accordance with, the laws of the State of New York, without regard to the conflict of law principles thereof, except to the extent that the [N-BCA] shall expressly govern the matters set forth herein.

                         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to the other parties.

                         16. Effect of Heading. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                         17. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                         18. Further Assurances. Each of the parties hereto agree to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby.

                         19. Defined Terms. Terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

                         IN WITNESS WHEREOF, the parties have caused this
               Agreement to be duly executed and delivered as of the date first written above.

                                             BANCO SANTANDER, S.A.



                                             By:

                                             Name:
                                             Title:


                                             FFB PARTICIPACOES E
                                             SERVIEOS, S.A.



                                             By:

                                             Name:
                                             Title:


                                             FIRST FIDELITY BANCORPORATION



                                             By:

                                             Name:
                                             Title:


                                             FIRST UNION CORPORATION



                                             By:

                                             Name:
                                             Title:

                                                                     Exhibit C

                         FORM OF FUNC STOCK OPTION AGREEMENT

                    STOCK OPTION AGREEMENT, dated as of June 19, 1995 (the "Agreement"), by and between First Union Corporation, a North Carolina corporation ("Issuer"), and First Fidelity Bancorporation, a New Jersey corporation ("Grantee").

                                       RECITALS

                    (A) The Plan. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), providing for, among other things, the merger of Grantee with and into a wholly owned subsidiary of Issuer, with such subsidiary being the surviving corporation.

                    (B) Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

                    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                    1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                    2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $3.33 per share ("Issuer Common Stock"), of Issuer up to 34,042,001 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to the closing price per share of Issuer Common Stock on June 19, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street

          Journal or, if not reported therein, another authoritative source) but in no event may the Purchase Price, prior to any adjustment, be less than the par value of Issuer Common Stock. Each Option Share issued upon exercise of the Option shall be accompanied by FUNC Rights as provided in the FUNC Rights Agreement.

                    3.   Exercise of Option.

                         (a)  Provided that (i) Grantee or Holder (as
          hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to Section 7.01(B) of the Plan (but only if the breach of Issuer giving rise to such termination was willful) (a termination of the Plan by Grantee pursuant to Section 7.01(B) thereof as a result of a willful breach by Issuer being referred to herein as a "Default Termination"), (C) 15 months after a Default Termination, or (D) 15 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in
          Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                         (b) As used herein, a "Purchase Event" means any of the following events:

                              (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan) (each of (A), (B), or (C), an "Acquisition Transaction"); or

                              (ii) any person (other than Grantee or any
               subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

                         (c)  As used herein, a "Preliminary Purchase
          Event" means any of the following events:

                           (i)  any person (other than Grantee or any
               subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (ii) the stockholders shall not have approved the matters relating to the Plan requiring approval by the requisite vote at the FUNC Meeting, the FUNC Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the matters relating to the Plan requiring approval, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B)commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction; or

                         (iii)  any person (other than Grantee or any
               subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                         (iv) after a proposal is made by a third party to
               Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section
               7.01 (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the
               Plan); or

                         (v)  any person (other than Grantee or any
               subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.

          As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                         (d)  Issuer shall notify Grantee promptly in
          writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying
          (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                    4.   Payment and Delivery of Certificates.

                         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in
          Section 12(f).

                         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and
          (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                         (c)  In addition to any other legend that is
          required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

               THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JUNE 19, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

          It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under
          Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

                         (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
          (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and
          (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

                    5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

                         (a)  Corporate Authority.  Issuer has full
               corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

                         (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 5% of the issued and outstanding shares of Issuer Common Stock.

                         (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                         (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

                    6.   Representations and Warranties of Grantee.
          Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

                    7. Adjustment upon Changes in Issuer Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the FUNC Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any
          shares subject to or issued pursuant to the Option.   No
          provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

                         (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either
          (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

                         (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

                         (e)  The following terms have the meanings
          indicated:

                    (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                    (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                    (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                    (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute

          Common Stock but for the limitation in the first sentence of this
          Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

                         (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

                    8. Repurchase at the Option of Holder. (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder
          (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                         (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                         (ii) the excess, if any, of (x) the Applicable
               Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                        (iii) the excess, if any, of the Applicable Price
               over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                         (b)  If Holder exercises its rights under this
          Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

                              Notwithstanding anything herein to the
          contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to
          Section 3(a).

                         (c)  For purposes of this Agreement, the
          "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                         (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange
          Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

                    9.   Registration Rights.

                         (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to
          (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

                               (i) prior to the earliest of (a) termination
                    of the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 6.01 of Article VI of the Plan, and
                    (c) a Purchase Event or a Preliminary Purchase Event;

                              (ii) on more than one occasion during any
                    calendar year;

                              (iii) within 90 days after the effective date
                    of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                              (iv) unless a request therefor is made to
                    Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                         (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
          Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

                         (e) Indemnification. In connection with any registration under Section 9(a) or 9(b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                         If the indemnification provided for in this
          Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                         In connection with any registration pursuant to
          Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

                         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                     10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                    12.  Miscellaneous.

                         (a)  Expenses.   Each of the parties hereto shall
          bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                         (c)  Entire Agreement: No Third-Party
          Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in
          Section 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                         (d)  Governing Law.  This Agreement shall be
          governed and construed in accordance with the laws of the State of North Carolina without regard to any applicable conflicts of law rules.

                         (e)  Descriptive Headings.  The descriptive
          headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                         (f)  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

                         (g)  Counterparts.  This Agreement and any
          amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                         (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                         FIRST UNION CORPORATION



                                         By:
                                            Edward E. Crutchfield
                                            Chairman and Chief Executive Officer



                                         FIRST FIDELITY BANCORPORATION



                                         By:
                                            Anthony P. Terracciano
                                            Chairman, President, and
                                              Chief Executive Officer

                                                                  Exhibit D

                        FORM OF SUPPLEMENT TO FFB RIGHTS AGREEMENT

                         FOURTH SUPPLEMENT, dated as of June 18, 1995 (the
               "Amendment"), to the Rights Agreement, dated as of August 17, 1989 (as heretofore supplemented and amended, the "Rights Agreement"), between First Fidelity Bancorporation, a New Jersey corporation (the "Company"), and First Fidelity Bank, N.A., a national banking association (the "Rights Agent").

                                        WITNESSETH

                         WHEREAS, on August 17, 1989,  the Board of
               Directors of the Company authorized and declared a dividend of one Right with respect to each Common Share held as of the Record Date, each Right representing the right to purchase one one-hundredth of a Preferred Share upon the terms and conditions set forth in the Rights Agreement; and

                         WHEREAS, the Rights remain issued and outstanding
               and the Rights Agreement remains in effect with respect thereto; and

                         WHEREAS, no Trigger Event has occurred; and

                         WHEREAS, the Company, FUNC, a North Carolina
               corporation ("FUNC"), and a subsidiary of FUNC propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company would merge with and into such subsidiary of FUNC; and

                         WHEREAS, after entry into the Merger Agreement,
               (i) the Company and FUNC may enter into a Stock Option Agreement referred to therein (the "Stock Option Agreement") pursuant to which the Company would grant to FUNC an option to acquire up to 19.9% of the outstanding shares of Common Stock of the Company under certain circumstances and (ii) Investor, Investor Sub, FUNC and the Company may enter into an Agreement referred to therein (the "Voting Agreement") pursuant to which the Investor and Investor Sub, among other things, have agreed to vote their shares of Common Stock in favor of the Merger; and

                         WHEREAS, in connection with the anticipated
               approval, execution, and delivery of the Merger Agreement, the Board of Directors of the Company has approved, in accordance with Section 27 of the Rights Agreement, this Amendment and has directed the appropriate officers of the

               Company to take all appropriate steps to execute and deliver this Amendment.

                         NOW, THEREFORE, in consideration of the premises
               and mutual agreements herein set forth, the parties hereby agree as follows:

                         (1)  Amendment to Section 1(a)

                         Section 1(a) of the Rights Agreement is hereby
               amended in its entirety to read as follows:

                              "(a)  `Acquiring Person' shall mean any
                         Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding, but shall not include any of the following:

                               (i) the Company, any Subsidiary (as such
                         term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or an entity holding Common Shares for or pursuant to the terms of any such plan,

                              (ii) until the termination of the Stock
                         Option Agreement in accordance with its terms prior to any exercise thereunder, FUNC or any Affiliate or Associate of FUNC, or Banco Santander, S.A. (the `Investor') or any Affiliate of the Investor, as a result of their acquisition of Beneficial Ownership of Common Shares of the Company by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement or the Voting Agreement or by reason of the consummation of any transaction or the exercise of any option contemplated by the Stock Option Agreement, the Merger Agreement or the Voting Agreement, so long as (A) FUNC is in compliance with the material terms, conditions, and obligations imposed upon it in the Stock Option Agreement and the Merger Agreement, and
                         (B) FUNC and any Affiliate or Associate of FUNC is not the Beneficial Owner of any Common Shares of the Company other than (w) Common Shares of the Company of which FUNC or any Affiliate or Asso-ciate of FUNC is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agree-ment, or the Voting Agreement or by reason of the consummation of any transaction or the exercising of the option, contemplated by the Stock Option Agreement, the Merger Agreement, or both, (x) Common Shares of the Company Beneficially Owned by FUNC or any Affiliate or Associate of FUNC on the date hereof, (y) Common Shares of the Company of which FUNC or any Affiliate or Associate of FUNC inadvertently becomes the Beneficial Owner after the date hereof, provided that the number of such shares of Common Shares does not exceed 1% of the shares of Common Shares of the Company outstanding on the date hereof and that FUNC or any such Affiliate or Associate, as the case may be, divests such Common Shares as soon as practicable after it becomes aware of such acquisition of Beneficial Ownership, and (z) Common Shares of the Company Beneficially Owned or otherwise held by FUNC or any Affiliate or Associate of FUNC in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in either case in the ordinary course of its banking business;"

                              (iii) the Investor and its Affiliates (A) so
                         long as none of the Investor and its Affiliates is in violation of the provisions of Section 8.01 of the Investment Agreement, dated as of March 18, 1991, between the Company and the Investor (the `Investment Agreement') as the same may be amended from time to time and (B) if the Investment Agreement shall have terminated, if and for so long as (and only if and for so long as) the Investor and its Affiliates have Beneficial Ownership of 25% or less (or, if on the date of termination of the Investment Agreement, the Investor and its Affiliates were permitted by
                         Section 8.01 of the Investment Agreement to own up to 30%, 30% or less), of the Common Shares of the Company, or

                              (iv) with respect to Beneficial Ownership of
                         up to 25% or less (or, if at the date of the bona fide pledge discussed below the Investor was permitted by Section 8.01 of the Investment Agreement to own up to 30%, 30% or less) of the Common Shares of the Company, a financial institution which is granted a bona fide pledge by the Investor of any securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company and any other securities or rights convertible into or exercisable (whether immediately or otherwise) for such securities (the `Restricted Securities'), provided that the agreement relating to the pledge shall provide that if such financial institution forecloses on such pledge of such Restricted Securities, such financial institution shall be bound by the obligations of the Investor under the Investment Agreement but shall not have any of the rights of the Investor thereunder other than those contained in Sections 5.03 and 8.02 of the Investment Agreement, provided that for purposes of this subsection (iv) the provisions of the Investment Agreement shall apply during the period commencing on the date of the bona fide pledge and ending on the four year anniversary of the foreclosure of such pledge whether or not such provision are otherwise then in effect.

                              Upon termination of the Investment Agreement,
                         if and for so long as the Investor is the Beneficial Owner of more than 25% (or, if on the date of the termination of the Investment Agreement, the Investor and its Affiliates were permitted by Section 8.01 to own up to 30%, more than 30%) of the Common Shares then outstanding and all of such shares were acquired in compliance with Section 8.01 of the Investment Agreement, the Investor shall become an Acquiring Person if it becomes the Beneficial Owner of any additional Common Shares. If the Investment Agreement was terminated as a result of a violation of such Agreement by the Investor, the Investor shall be required to reduce its Beneficial Ownership to less than the relevant percentage set forth above of the Common Shares outstanding, within 90 days after termination of the Investment Agreement. Failure to make such reduction shall result in the Investor becoming an `Acquiring Person.' Notwithstanding the foregoing, no Person shall become an `Acquiring Person' solely as the result of any acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% (or 25% (or, if on the date of termination of the

                         Investment Agreement, the Investor and its Affiliates were permitted by Section 8.01 of the Investment Agreement to own up to 30%, 30% or
                         less) in the case of the Investor) or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an `Acquiring Person.'"

                         (2)  Addition of Section 1(o).

                         A new Section 1(o) is added to the Rights
               Agreement, to read as follows:

                              "(o)  `FUNC' shall mean First Union
                         Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, and its successors."

                         (3)  Addition of Section 1(p).

                         A new Section 1(p) is added to the Rights
               Agreement, to read as follows:

                              "(p)  `Merger Agreement' shall mean the
                         Agreement and Plan of Merger, dated as of June 18, 1995, by and between FUNC, the Company and a subsidiary of FUNC, as the same may be amended from time to time.

                         (4)  Addition of Section 1(q).

                         A new Section 1(q) is added to the Rights
               Agreement, to read as follows:

                              "(q)  `Stock Option Agreement' shall mean the
                         Stock Option Agreement, to be dated as of June 19, 1995, by and between the Company, as issuer, and FUNC, as grantee, as the same may be amended from time to time.

                         (5)  Addition of Section 1(r).

                         A new Section 1(r) is added to the Rights
               Agreement, to read as follows:

                              "(r)  `Voting Agreement' shall mean the
                         Agreement, to be dated as of June 19, 1995, among Investor, a subsidiary of Investor, the Company and FUNC, as the same may be amended from time to time.

                         (6)  Addition of Section 1(s).

                         A new Section 1(s) is added to the Rights
               Agreement, to read as follows:

                              "(s)  `Termination Time' shall be immediately
                         prior to the Effective Time, as defined in the Merger Agreement."

                         (7)  Amendment to Section 7(a).

                         Section 7(a) of the Rights Agreement is amended to
               read as follows:

                              "(a)  The registered holder of any Right
                         Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on September 1, 1999 (the "Final Expiration Date"),
                         (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or
                         (iv) the Termination Time."

                         (8)  Amendment to Section 13.

                         The language of Section 13 of the Rights Agreement
               prior to Section 13, Clause (i) is amended to read as follows:

                              "Section 13.  Consolidation, Merger or Sale
                         or Transfer of Assets of Earning Power. In the event, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the

                         Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property,
                         (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, or (d) the Company shall acquire all or any part of its Common Shares pursuant to a binding share exchange, provided, however that as long as the Merger Agreement shall not have been terminated, the references to `other Person' and `any Person' in the above transactions
                         (a) through (d) shall not include FUNC or any of its Affiliates, then, and in each such case, proper provision shall be made so that"

                         (9)  Amendment to Section 25.

                         Clause (iv) of Section 25(a) of the Rights
               Agreement is amended to read as follows:

                              "(iv)  to effect any consolidation or merger
                         into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, provided, however, that as long as the Merger Agreement shall not have been terminated, such other Person shall not, in any such consolidation, merger, or sale or transfer of assets or earning power, include FUNC or any of its Affiliates or Associates,"

                         (10)  Addition of Section 35.

                         A new Section 35 is added to the Rights Agreement,
               to read as follows:

                              "Section 35.  Termination.  This Agreement
                         shall terminate at the Termination Time and all rights, benefits, obligations, duties and agenciescreated by this Agreement shall be terminated at such Termination Time. All Rights issued and outstanding shall, at the Termination Time, cease to exist and shall be terminated without any payment to any holder thereof."

                         (11) Effectiveness. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby, until the Termination Time.
                         (12) Defined Terms. Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Rights Agreement.

                         (13) Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                         (14)  Counterparts.  This Amendment may be
               executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

                         IN WITNESS WHEREOF, the parties hereto have caused
               this Amendment to be duly executed as of the day and year first above written.

                                             FIRST FIDELITY BANCOPORATION

                                             By:_________________________
                                                Name:
                                                Title:

                                             FIRST FIDELITY BANK, N.A.

                                             By:_________________________
                                                Name:
                                                Title:

                                                                   Exhibit E



                        FORM OF AMENDMENT TO FUNC RIGHTS AGREEMENT

                         THIRD AMENDMENT, dated as of June 18, 1995 (this
               "Amendment"), to the SHAREHOLDER PROTECTION RIGHTS AGREEMENT, dated December 18, 1990 (as heretofore amended, the "Rights Agreement"), between First Union Corporation, a North Carolina corporation (the "Company"), and First Union National Bank of North Carolina, a national banking association (the "Rights Agent").

                                        WITNESSETH

                         WHEREAS, on December 18, 1990, the Board of Direc-
               tors of the Company (i) authorized and declared a dividend of one Right with respect to each share of Common Stock held of record as of the Record Time and (ii) authorized the issuance of one Right with respect to each share of Common Stock issued after the Record Time and prior to any Separation Time, each Right representing the right to pur-chase securities of the Company pursuant to the terms and conditions of the Rights Agreement; and

                         WHEREAS, the Rights remain issued and outstanding
               and the Rights Agreement remains in effect with respect thereto; and

                         WHEREAS, no Separation Time or Stock Acquisition
               Date has occurred; and

                         WHEREAS, the Company and First Fidelity
               Bancorporation, a New Jersey corporation ("FFB"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which FFB would merge with and into a subsidiary of the Company; and

                         WHEREAS, after entry into the Merger Agreement,
               the Company and FFB may enter into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which the Company would grant to FFB an option to acquire up to 19.9% of the outstanding shares of Common Stock of the Company under certain circumstances; and

                         WHEREAS, in connection with the anticipated
               approval, execution, and delivery of the Merger Agreement, the Board of Directors of the Company has approved, in accordance with Section 5.4 of the Rights Agreement, this Amendment and has directed the appropriate officers of the

               Company to take all appropriate steps to execute and deliver this Amendment.


                         NOW, THEREFORE, in consideration of the premises
               and the respective agreements set forth herein, the parties hereby agree as follows:

                         (1)  Amendment to Section 1.1

                         (a) Paragraph (i) of the definition of "Acquiring Person" appearing in Section 1.1. of the Rights Agreement is amended to read in its entirety as follows:

                              "(i) any Person that is a Beneficial Owner of
                         15% or more of the outstanding shares of Common Stock; provided, however, that, for the purposes of this paragraph (i), the term "Acquiring Person" shall not include (a) any Person that shall become the Beneficial Owner of 15% or more of the out-standing shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock; (b) any Person that acquired Beneficial Ownership of shares of Common Stock without any plan or inten-tion to seek or affect control of the Company and without knowledge that such acquisition would make such Person an Acquiring Person, if such Person, upon notice by the Company, promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; or (c) until the later of the Effective Time or termination of the Stock Option Agreement in accordance with its terms prior to any exercise thereunder, FFB or any Affiliate or Associate of FFB that shall acquire Beneficial Ownership of Common Stock of the Company by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or by reason of the consummation of any transaction or the exercise of the option contem-plated by the Stock Option Agreement, the Merger Agreement, or both, so long as (A) FFB is in compliance with the material terms, conditions, and obligations imposed upon it in the Stock Option Agreement and, until the Effective Time, the Merger Agreement, and (B) FFB and any Affili-ate or Associate of FFB is not the Beneficial Owner of any Common Stock of the Company other than (w) Common Stock of the Company of which FFB or any Affiliate or Associate of FFB is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stock Option Agreement, the Merger Agreement, or both, or by reason of the consummation of any transaction or the exercising of the option, contemplated by the Stock Option Agreement, the Merger Agreement, or both, (x) Common Stock of the Company Beneficially Owned by FFB or any Affiliate or Associate of FFB on the date hereof, (y) Common Stock of the Company of which FFB or any Affiliate or Associate of FFB inadvertently becomes the Beneficial Owner after the date hereof, provided that the number of such shares of Common Stock does not exceed 1% of the shares of Common Stock of the Company outstanding on the date hereof and that FFB or any such Affiliate or Associate, as the case may be, divests such Common Stock as soon as practicable after it becomes aware of such acquisition of Beneficial Ownership, and (z) Common Stock of the Company Beneficially Owned or otherwise held by FFB or any Affiliate or Associate of FFB in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in either case in the ordinary course of its banking business;"

                         (b) The following new definitions shall be added to Section 1.1 of the Rights Agreement, inserted in conformity with the alphabetical order of Section 1.1 and shall read as follows:

                              "`Effective Date' and `Effective Time' shall
                         have the respective meanings ascribed to such terms in Section 1.02 of the Merger Agreement.

                              "`Merger Agreement' shall mean the Agreement
                         and Plan of Merger, dated as of June 18, 1995, by and among FFB, the Company and PKC, Inc., as the same may be from time to time amended.

                              "`FFB' shall mean First Fidelity
                         Bancorporation, a corporation duly organized and existing under the laws of the State of New Jersey, and its successors.


                              "`Stock Option Agreement' shall mean the
                         Stock Option Agreement, to be dated as of June 19, 1995, by and between Company, as issuer, and FFB, as grantee, as the same may be from time to time amended."

                         (2)  Effectiveness.  This Amendment shall be
               deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                         (3) Defined Terms. Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Rights Agreement.

                         (4)  Governing Law.  This Amendment shall be
               deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applica-ble to contracts to be made and performed entirely within such State.

                         (5) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

                         IN WITNESS WHEREOF, the parties hereto have caused
               this Amendment to be duly executed as of the day and year first above written.

                                        FIRST UNION CORPORATION



                                        By:____________________________________
                                           Edward E. Crutchfield
                                           Chairman and Chief Executive Officer


                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA



                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                    Exhibit F



                            FORM OF FFB AFFILIATE'S LETTER



                                                         _____________, 1995

          First Union Corporation
          One First Union Center
          Charlotte, North Carolina 28288

          First Fidelity Bancorporation
          550 Broad Street
          Newark, New Jersey 07102

          Gentlemen:

               Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), by and among First Union Corporation ("FUNC"), First Fidelity Bancorporation ("FFB") and PKC, Inc. ("Merger Sub"), FFB plans to merge with and into Merger Sub (the "Merger"). As a result of the Merger, the undersigned may receive shares of FUNC common stock, par value $3.33 1/3 per share, FUNC Class A Preferred Stock, no-par value, and/or depositary receipts representing shares of FUNC Preferred Stock (collectively, "FUNC Stock") in exchange for shares (or options on shares) of FFB common stock, par value $1.00 per share, shares of FFB preferred stock, par value $1.00 per share, and/or depositary receipts representing FFB preferred stock (collectively, "FFB Stock").

               The undersigned hereby represents, warrants and covenants with and to FUNC that in the event the undersigned receives any FUNC Stock as a result of the Merger:

                    (A) The undersigned will not sell, transfer or otherwise dispose of such FUNC Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to FUNC, or under a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission (the "SEC"), such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

                    (B) The undersigned understands that, except as expressly provided in the Plan, FUNC is under no obligation to register the sale, transfer or other disposition of shares of FUNC Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                    (C) The undersigned also understands that stop transfer instructions will be given to FUNC's transfer agent with respect to the shares of FUNC Stock issued to the undersigned as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                    "The shares represented by this certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this cer-tificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and FUNC, a copy of which agreement is on file at the principal offices of FUNC."

                    (D) The undersigned also understands that, unless the transfer by the undersigned of the FUNC Stock issued to the undersigned as a result of the Merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145(d) under the Act, FUNC reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such FUNC Stock from the undersigned:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the regis-tration requirements of the Securities Act of 1933."

                    It is understood  and agreed that  the legends set forth
               in paragraphs (C) and (D) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to FUNC (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to FUNC, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to FUNC that the FUNC Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d).

                    (E) The undersigned further represents, warrants and covenants with and to, FUNC that the undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any shares of FUNC Stock or FFB Stock beneficially owned by the undersigned during the period commencing 30 days prior to the effective date of the Merger and ending at such time as FUNC notifies the undersigned that results covering at least 30 days of combined operations of FUNC after the Merger have been published by FUNC, which FUNC agrees to publish consistent with its normal financial reporting practice.

                    (F) The undersigned further represents, warrants and covenants with and to FUNC that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to paragraph (G) below to, have all shares of FFB Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

                    (G) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of FFB and FUNC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.


                    (H)  The undersigned has carefully read  this letter and
               discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the capital stock of FFB or FUNC, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for FFB.

                                             Very truly yours,


                                             ________________________
                                             Name:


                                             [add below the signatures
                                              of all registered owners
                                              of shares deemed
                                              beneficially
                                              owned by the affiliate]



                                             _________________________
                                             Name:


                                             _________________________
                                             Name:


                                             _________________________
                                             Name:



          Acknowledged this ______ day of
          ______________, 1995.


          FIRST UNION CORPORATION


          By:___________________________
             Name:
             Title:



          FIRST FIDELITY BANCORPORATION


          By:___________________________
             Name:
             Title:

                                                                   Exhibit G



                           FORM OF FUNC AFFILIATE'S LETTER



                                        _____________, 1995

          First Union Corporation
          One First Union Center
          Charlotte, North Carolina 28288

          Gentlemen:

               Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), by and among First Union Corporation ("FUNC"), First Fidelity Bancorporation ("FFB") and PKC, Inc. ("Merger Sub"), FFB plans to merge with and into Merger Sub (the "Merger").

               The undersigned hereby represents, warrants and covenants with and to FUNC that:

               (A) The undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any shares of common stock, preferred stock or depositary receipts of either FUNC or FFB beneficially owned by the undersigned, during the period commencing 30 days prior to the effective date of the Merger and ending at such time as FUNC notifies the undersigned that results covering at least 30 days of combined operations of FUNC after the Merger have been published by FUNC.

               (B) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of FFB and FUNC that are deemed to be beneficially owned by the undersigned under applicable federal securities law.

                                             Very truly yours,


                                             ________________________
                                             Name:

                                             [add below the signatures
                                              of all registered owners
                                              of shares deemed
                                              beneficially
                                              owned by the affiliate]

                                             _________________________
                                             Name:

                                             _________________________
                                             Name:

                                             _________________________
                                             Name:



          Acknowledged this ______ day of
          ______________, 1995.


          FIRST UNION CORPORATION


          By:___________________________
             Name:
             Title:

                                                                  Exhibit H


                                    REGISTRATION RIGHTS


               I.   DEFINITIONS

                    1.1. Definitions. Terms defined in the Agreement and Plan of Merger, dated as of June 18, 1995 (the "Plan"), by and among First Fidelity Bancoporation ("FFB"), First Union Corporation ("FUNC") and PKC, Inc. ("Merger Sub"), are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

                    "Demand Registration" means a Demand Registration as
               defined in Section 2.1.

                    "Piggyback Registration" means a Piggyback Registration
               as defined in Section 2.2.

                    "Registrable Securities" means shares of FUNC Common
               Stock owned from time to time by the Large Shareholder and its Affiliates.

                    "Underwriter" means a securities dealer who purchases
               any Registrable Securities as principal and not as part of such dealer's market-making activities.


               II.  REGISTRATION RIGHTS

                    2.1. Demand Registration. (a) A Large Shareholder may make a written request for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"); provided that FUNC shall not be obligated (i) to effect more than one Demand Registration in any 12-month period, (ii) to effect a Demand Registration for less than two million shares of FUNC Common Stock or
               (iii) to effect a Demand Registration within 6 months of Large Shareholder selling any Registrable Securities pursuant to a Piggyback Registration under Section 2.2.
               Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective.

                    (b) If such Large Shareholder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Such Large Shareholder shall select the book-running and other managing Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering. Such book-running and other managing Underwriters shall be reasonably satisfactory to FUNC.

                    2.2. Piggyback Registration. If FUNC proposes to file a registration statement under the Securities Act with respect to an offering of FUNC Common Stock (i) for FUNC's own account (other than a registration statement on Form S-4 or S-8 or relating solely to securities issued pursuant to any benefit plan (or any substitute form that may be adopted by the Commission) or (ii) for the account of any of the holders of FUNC Common Stock, then FUNC shall give written notice of such proposed filing to the Large Shareholder as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer subject to the terms and conditions hereof, Large Shareholder the opportunity to register such Registrable Securities as such Large Shareholder may request on the same terms and conditions as FUNC's or such holders' FUNC Common Stock (a "Piggyback Registration").

                    2.3. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Under-writers of an offering described in Section 2.1 or 2.2 shall advise FUNC that (i) the size of the offering that Large Shareholder, FUNC and any other persons intend to make or
               (ii) the kind of securities that Large Shareholder, FUNC and such other persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's advice, the amount of Registrable Securities to be offered for the account of such Large Shareholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of such Large Shareholder shall be reduced only after the amount of securities to be offered for the account of FUNC and such other persons has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of persons other than FUNC, then the pro-portion by which the amount of such Registrable Securities intended to be offered for the account of such Large Share-holder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other persons is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)), or
               (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient to eliminate the adverse effect that inclusion of the Regis-trable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.


               III.  REGISTRATION PROCEDURES

                    3.1. Filings; Information. Whenever a Large Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 hereof, FUNC will use its reasonable efforts to effect the registration of such Registrable Securities as soon as reasonably practicable, and in connection with any such request:

                           (a) FUNC will as soon as reasonably practicable prepare and file with the SEC a registration statement on any form for which FUNC then qualifies and which counsel for FUNC shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days; provided that if FUNC shall furnish to such Large Shareholder a certificate signed by its Chairman, Chief Executive Officer, Chief Financial Officer or any Executive Vice President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to FUNC or its shareholders for such a registration statement to be filed, or, in the case of an effective registration statement, for sales to be effected thereunder, FUNC shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with
                    Section 2.1 or, in the case of an effective registration statement, FUNC shall be entitled to require such Large Shareholder to refrain from selling Registrable Securities under such registration statement for a period of up to 120 days. If FUNC furnishes a notice under this paragraph at a time when a registration statement filed pursuant to this Agreement is effective, FUNC shall extend the period during which such registration statement shall be maintained effective as provided in this Section 3.1
                    (a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.

                           (b) FUNC will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Large Shareholder requesting registration and each managing Underwriter, if any, copies thereof, and thereafter furnish to such Large Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorpo-rated by reference therein) and the prospectus included in such registration statement (including each pre-liminary prospectus) as such Large Shareholder or such Underwriter may reasonably request in order to facil-itate the sale of the Registrable Securities.

                           (c) After the filing of the registration state-ment, FUNC will promptly notify such Large Shareholder of any stop order issued or, to the knowledge of FUNC, threatened to be issued by the SEC and take all neces-sary actions required to prevent the entry of such stop order or to remove it if entered.

                           (d)  FUNC will use its reasonable efforts to
                    qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as such Large Shareholder reasonably (in light of such Large Shareholder's intended plan of distribution) requests; provided that FUNC will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to service of process in any such jurisdiction.

                           (e)  FUNC shall, as promptly as reasonably
                    practicable, notify each Large Shareholder that has sold, or is selling, Registrable Securities hereunder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each such Large Shareholder and to the Underwriters any such supplement or amendment. Each Large Shareholder, by requesting a registration or selling Registrable Securities hereunder, shall be deemed to agree with FUNC that, upon receipt of any notice from FUNC of the happening of any event of the kind described in the preceding sentence, such Large Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by FUNC, such Large Shareholder will deliver to FUNC all copies, other than permanent file copies then in Large Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event FUNC shall give such notice, FUNC shall extend the period during which any registration statement shall be maintained effective as provided in
                    Section 3.1 (a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when FUNC shall make available such supplemented or amended prospectus.

                           (f) FUNC will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to FUNC in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

                           (g) FUNC will furnish to each Large Shareholder that sells Registrable Securities hereunder and to each managing Underwriter, if any, a signed counterpart, addressed to such Large Shareholder and each Underwriter, of (i) an opinion or opinions of counsel to FUNC and (ii) a comfort letter or comfort letters from FUNC's independent auditors pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.

                           (h) FUNC will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

                           (i) FUNC will use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by FUNC are then listed.

                    FUNC may require each Large Shareholder that requests a
               registration or is selling Registrable Securities hereunder promptly to furnish in writing to FUNC such information regarding such Large Shareholder, the plan of distribution of the Registrable Securities and other information as FUNC may from time to time reasonably request or as may be legally required in connection with such registration.

                    3.2. Registration Expenses. In connection with any Demand Registration or Piggyback Registration by or for a Large Shareholder, FUNC shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) all filing fees with the SEC,
               (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for FUNC (including the expenses of any comfort letters pursuant to Section 3.1(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by FUNC in connection with such registration. Such Large Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, and any out-of-pocket expenses of Large Shareholder, including such Large Shareholder's counsel's fees and expenses. FUNC shall pay internal FUNC expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).


               IV.  INDEMNIFICATION AND CONTRIBUTION

                    4.1. Indemnification by FUNC. FUNC agrees to indemnify and hold harmless each Large Shareholder, its officers and directors, and each person, if any, who controls Large Shareholder within the meaning of either

               Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if FUNC shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to FUNC by or on behalf of any Large Shareholder or Underwriter for any Large Shareholder expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Large Shareholder if a copy of the current prospectus was not provided to purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after FUNC has informed such Large Shareholder under Section 3.1(e) and prior to the delivery by FUNC of any supplement or amendment to such prospectus. FUNC also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnifica-tion of such Large Shareholder provided in this Section 4.1.

                    4.2.   Indemnification by Large Shareholders.   Each
               Large Shareholder, by requesting any registration or making any Sale of Registrable Securities hereunder, shall be deemed to agree to indemnify and hold harmless FUNC, its officers and directors, and each person, if any, who controls FUNC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from FUNC to Large Share-holder, but only with reference to information furnished in writing by or on behalf of Large Shareholder expressly for use in any registration statement or prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Large Shareholder also shall be deemed to agree to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of FUNC provided in this Section 4.2.

                    4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indem-nifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                    4.4. Contribution. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by FUNC, any Large Shareholder and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of


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



               FUNC, such Large Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by FUNC, such Large Shareholder and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of FUNC and such Large Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of FUNC, a Large Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    FUNC and each Large Shareholder shall be deemed to
               agree that it would not be just and equitable if contribu-tion pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or lia-bilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Under-writer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Large Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Large Shareholder exceeds the amount of any damages which Large Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraud-ulent misrepresentation (within the meaning of Section 11(f)


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






               of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


               V.   MISCELLANEOUS

                    5.1. Participation in Underwritten Registrations. No person may participate in any underwritten registered offering contemplated hereunder unless such person
               (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, under-writing arrangements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

                    5.2. Rule 144. FUNC covenants that it will use reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Large Shareholder may reasonably request, all to the extent required from time to time to enable such Large Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Large Shareholder, FUNC will deliver to such Large Shareholder a written statement as to whether it has complied with such requirements.




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